EXTENSION OF TIME FOR PAYMENT OF SECURED PROMISSORY NOTE

     Fischer-Watt Gold Company, Inc., a Nevada corporation ("FWG"), and Great Basin Management Co., Inc., a Nevada corporation (the "Corporation"), hereby agree to extend the time for payment of that certain Secured Promissory Note, dated August 28, 1995, in the face amount of $108,447, executed by the Corporation in favor of FWG (the "Note"), to January 1, 1996 and that after such extension the liabilities of the Corporation pursuant to the Note shall remain as if no extension had been had.

                                 FISCHER-WATT GOLD COMPANY, INC.


                                 By: /s/  George Beattie
                                          President



                                 GREAT BASIN MANAGEMENT CO., INC.


                                 By:  /s/ Dr. Anthony Taylor
                                          President